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                                                                  EXHIBIT 11.2

                         LANDSTAR SYSTEM, INC. AND SUBSIDIARY
                       CALCULATION OF DILUTED EARNINGS PER SHARE
                       (In thousands, except per share amounts)
                                       (Unaudited)
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                                                            Twenty-Six                   Thirteen
                                                           Weeks Ended                  Weeks Ended
                                                  ---------------------------   ---------------------------
                                                     June 27,       June 28,      June 27,        June 28,
                                                      1998           1997           1998           1997
                                                  ---------------------------   ---------------------------

Income from continuing operations                 $     13,916   $      9,109   $      8,987   $      5,372
Discontinued operations, net of income taxes           (22,589)           336        (22,152)         1,068
                                                  ------------   ------------   ------------   ------------
Net income (loss)                                 $     (8,673)  $      9,445   $    (13,165)  $      6,440
                                                  ============   ============   ============   ============






Average number of common shares
    outstanding                                         11,462         12,672        11,239         12,618
                                                  ============   ============  ============   ============
  Plus: Incremental shares from
    assumed exercise of stock
    options                                                 85             36           109             48
                                                  ------------   ------------  ------------   ------------
Average number of common shares
    and common share equivalents
    outstanding                                         11,547         12,708        11,348         12,666
                                                  ============   ============  ============   ============

Diluted earnings (loss) per share:
Income from continuing operations                 $       1.21   $       0.72  $       0.79   $       0.43
Income (loss) from discontinued operations               (1.96)          0.02         (1.95)          0.08
                                                  ------------   ------------  ------------   ------------
Diluted earnings (loss) per common share          $      (0.75)  $       0.74  $      (1.16)  $       0.51
                                                  ============   ============  ============   ============

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